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                                                                    EXHIBIT 3.2

                                     BYLAWS

                                       OF

                         BIG LAKE FINANCIAL CORPORATION

                                    ARTICLE I

                                      Stock

         1. Certificate of Stock. Certificates of stock shall be issued in numerical order from the stock certificate book, and be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. If such certificate is signed by (a) a transfer agent other than the Corporation itself, or by (b) a registrar, or (c) an employee of the Corporation, the signature of any of those officers named herein may be facsimile. In case any officer who signed, or whose facsimile signature has been used on, any certificate shall cease to be such officer for any reason before the certificate has been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer. Subscription warrants, scrip for fractional shares, and similar certificates may be issued from time to time and be signed by a President, a Vice President, the Secretary or an assistant Secretary and, where otherwise required, sealed with the seal of the Corporation. The signature of the signing officer, and the seal may be a facsimile, engraved or printed.

         2. Transfer of Stock. Transfers of stock shall be made only on the books of the corporation, in person or by attorney, upon surrender of the certificate evidencing the stock sought to be transferred, properly endorsed or assigned; the certificate so surrendered shall be cancelled as and when a new certificate or certificates are issued.

         3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore, issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         4. Closing of Transfer Books; Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of any rights or the date when any change or conversion or exchange of stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose; provided, that, in lieu of closing the stock transfer books, as aforesaid, the Board of Directors is authorized to fix in advance a date, not exceeding sixty
(60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of any rights or the date when any change or conversion or exchange of stock shall go into effect or a date in connection with obtaining any such consent, as a record date for the determination of the of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof or to receive payment of any such dividend or any such change, conversion or exchange of stock or to give any such consent; and, in such case, such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed shall be entitled to notice of, vote at, such meeting and any adjournment thereof or to receive payment of any such dividend or any such allotment of rights or to exercise rights in respect of any such change, conversion or exchange of stock or to give any such consent; and, in such case, such stockholders, and only

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such stockholders, as shall be stockholders of record on the date so fixed shall be entitled to notice of, and vote at, such meeting and any adjournment thereof or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date, fixed as aforesaid.

                                   ARTICLE II

                                  Stockholders

          1. Annual Meeting. The annual meeting of the stockholders of this Corporation shall be held at 4:00 p.m. local time on the third Thursday in March of each year, commencing with March, 1986. Each annual meeting shall be held at the principal office of the Corporation unless some other place in or out of the State of Florida is designated by the Board of Directors.

          2. Special Meeting. Special meetings of the stockholders may be called or held at any time by the Board of Directors, and shall be called at any time upon written request of stockholders holding not less than one-tenth (1/10) of all outstanding shares entitled to vote at the meeting.

          3. Notice of Stockholders' Meetings. Notice of stockholders' meetings of the Corporation shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary of the Corporation. Each such notice shall state the purposes or purposes for which the meeting is called and time when and the place where it is to be held. A copy of such notice shall be served upon or mailed to each stockholder of record entitled to vote at such meeting and shall be mailed not less than ten (10) nor more than sixty (60) days before the date set for such meeting. If mailed, it shall be directed to the stockholder at his address as it appears upon the stock transfer books of the Corporation. Notice duly served upon or mailed to a stockholder in accordance with the provisions of this Bylaw shall be deemed sufficient, and in the event of the transfer of stock after such service and prior to the holding of the meeting, it shall not be necessary to serve notice of the meeting upon the transferee. Any meeting of stockholders may be held either within or without the State of Florida. Any stockholder may waive notice of any meeting either before or after the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of business. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

          4. Quorum. A quorum at any meeting of the stockholders shall consist of a majority of the stock of the corporation represented in person or by proxy, and a majority of such quorum shall decide any question that may come before the meeting. In the absence of a quorum, a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called unless otherwise provided by statute, and no notice of an adjourned meeting need be given.

          5. Judges. At every meeting oft he stockholders, the vote shall be conducted by two (2) or more judges of election appointed fro that purpose by the Board of Directors; and all questions respecting the qualification of voters, the validity of the proxies and the acceptance and rejection of votes shall be decided by such judges. If fewer than two (2) judges appointed by the Board of Directors to act at any meeting shall be present and willing to act at such meeting the stockholders present at the meeting in person or by proxy may, by a per capita vote, appoint one (1) or more judges so to act.

                                   ARTICLE III

                                    Directors

          1. Powers. The business, property and affairs of the Corporation shall be managed under the direction of a Board of Directors, all of whom shall be of federal voting age, and all powers of the Corporation, the exercise of which

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are not reserved to the Board of Directors by law or the Articles of
Incorporation or these Bylaws, shall be exercised under the authority and supervision of such Board of Directors.

          2. Number and Term of Directors. The Board of Directors shall consist of not less than six (6) nor more than thirty-five (35) persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the stockholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which exceeds by more than six (6) the number of directors elected by the stockholders, but in no event shall the number of directors exceed thirty-five (35).

               The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three (3) classes, each consisting of as near one-third (1/3) of the whole number of directors as practicable and each director of the Corporation shall hold office until his successor is elected and qualified or until his death, or resignation or removal in accordance with the Bylaws. At each annual meeting of stockholders the successors to the class of directors whose terms expire that year shall be elected to hold office for the term of three (3) years, sot hat the term of office of one (1) class of directors shall expire in each year. Vacancies in the Board of Directors shall be filled until the next annual meeting of stockholders by the directors remaining in office and the term of office of any director appointed by the Board of Directors shall expire at the next annual meeting of stockholders. At the next annual meeting of stockholders following any increase or decrease in the number of directors, or the death, resignation, or removal of any directors, the increase or decrease of directors shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as practicable and any director appointed by the Board of Directors or his successor shall be elected by the stockholders to serve for the remainder of the unexpired term of directors in the class to which he has been allocated.

          3. Election of Directors. At the annual meeting of stockholders, directors shall be elected by a majority of the votes cast at such election. At the election of directors, each stockholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected. There shall be no cumulative voting. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder of any outstanding class of capital stock of the Corporation Entitled to vote for the election of directors. Nominations shall specify the class of directors to which each person is nominated, and nominations, other than those made by the existing Board of Directors, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (500 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to stockholders such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh (7th) day following the date on which the notice of meeting was mailed. Such nomination and notification shall contain the following information to the extent known to the notifying stockholder:

               (a)  The names and addresses of the proposed nominee or nominees;

               (b)  The principal occupation of each proposed nominee;

               (c) The total number of shares that to the knowledge of the notifying or nominating stockholders will be voted for each of the proposed nominees;

               (d) The name and residence address of each notifying or nominating stockholder;

               (e) The number of shares owned by the notifying or nominating stockholder; or

               (f)  The consent of the proposed nominee to serve, if elected.

Nominations not made in accordance herewith may, in his discretion be disregarded by the chairman of the meeting, and upon his instructions, the judges of election shall disregard all votes cast for each such nomination.



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          4.   Place of Meeting. Meetings of the Board of Directors or of any
committee thereof may be held either within or without the State of Florida. Members of the Board of Directors shall be deemed present at a meeting of such Board, if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used.

          5. Organization Meetings. Organization meetings of the Board of Directors shall be held as soon as practicable each year after the annual election of directors for the purpose of organization, election of officers and the transaction of other business. No notice of such meeting shall be required. Such organization meetings may, however, be held at any other time or place which shall be specified in a notice given, as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof signed by all of the directors.

          6. Stated Meetings. The Board of Directors may from time to time, by resolution, appoint the time and place for holding stated meetings of the Board, if by it deemed advisable; and such stated meetings shall thereupon be held at the time and place so appointed, without the giving of notice with regard thereto. In case the day appointed for a stated meeting shall fall upon a Saturday, Sunday, or legal holiday in the State of Florida, such meeting shall be held on the next succeeding day not Saturday, Sunday, or legal holiday in Florida, at the regularly appointed hour. Except as otherwise provided in the Bylaws, any and all business may be transacted at any stated meeting.

          7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President, or by any two (2) of the directors. Notice to a director of any such meeting may be given in writing, by mailing the same to the residence or place of business of the director as shown on the books of the Corporation not later than twenty-four
(24) hours before the day on which the meeting is to be held, or may be given by sending the same to him at such place by telegraph, telex, facsimile, or electronic mail, or by delivering the same to him personally or leaving the same for him at his place of business or by giving the same to him personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board need not, however, be given to any director, if waived by him in writing (including telegram, telex, facsimile, or electronic mail) or if he shall be present at the meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the members shall be present thereat. Except as otherwise provided in the Bylaws or as may be indicated in thenotice thereof, any and all business may be transacted at any special meeting.

          8. Quorum and Manner of Acting. A majority of the directors in office at the time of any meeting of the Board of Directors, but not less than two (2) directors, shall constitute a quorum for the transaction of business; and, except as otherwise required by statute or by the Articles of Incorporation or any amendment thereto, or by the Bylaws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given.

          9. Directors' Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation which shall be paid to its members for attendance at meetings of, or services on, the Board or of any committee of the Board. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. The Board of Directors shall also have power to reimburse directors for reasonable expenses of attendance at directors' meetings.

          10. Resignations. Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Chairman, the President, or the Secretary. Such resignation shall take effect at the time specified therefor; and, unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

          11. Removal of Directors. Any director of the Corporation may be removed from office as a director, but only for cause, by the affirmative vote at a meeting called as provided in the Bylaws for that purpose, of at least 66 2/3% in interest of the holders of voting stock of the Corporation issued and outstanding including a majority in interest of the


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holders of issued and outstanding voting stock of the Corporation held by persons other than any person who is an "Interested Shareholder" as defined in Paragraph (3) of Section D of Article VIII of the Articles of Incorporation.

                                   ARTICLE IV

                         Officers, Employees and Agents

     1. Officers, Term of Office, Vacancies, Removal. The Board of Directors shall appoint, from among its members, a Chairman and a President, such appointment to be made, if practicable, at the Organization Meeting of the Board of Directors in each year, and such officers shall hold office, subject to removable by the Board, until the Organization Meeting of the Board of Directors in the next subsequent year and until their respective successors are chosen. The Board of Directors shall also appoint, from time to time, a Secretary and a Treasurer; and the Board of Directors or the Executive Committee may, from time to time, appoint a Chairman Pro Tempore and one (1) or more Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents; and the Board of Directors, the Executive Committee, the Chief Executive Officer, the Chief Administrative Officer, and any other officer of the Corporation thereunto authorized by the Board of Directors may, from time to time, appoint one (1) or more Assistant Vice Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and such other officers and agents as may appear to be necessary or advisable in the conduct of the affairs of the Corporation and, unless any such appointment is specified when made to be for a shorter term, the term of each such officer so appointed shall expire at the time of the next following Organization Meeting of the Board of Directors, subject to earlier removal, except that any such officer or agent may be appointed to hold office during the pleasure of the Board, Committee, or the officer making the appointment. The Board of Directors may appoint a successor to fill a vacancy in any office for the remainder of the term; and, subject to the foregoing, in the case of a vacancy in any office the prior appointment to which was not made by the Board, the Executive Committee or the officer which made the prior appointment may appoint a successor for the remainder of the term. Any officers and agents may be removed by the Executive Committee and, if the appointment was by a duly authorized appointing officer, he may be removed by the Executive committee and, if the appointment was by a duly authorized appointing officer, he may be removed by such appointing officer or by any duly authorized appointing officer senior to the officer who made the appointment.

     2. Chairman. Subject to the supervision and direction of, and any limitations imposed by, the Board of Directors, the Chairman shall have general executive powers as well as the specific duties and powers conferred by these Bylaws or by the Board of Directors including, without limiting the foregoing, during such periods of time as the Chairman is designated by the Board of Directors as the Chief Executive Officer or as the Chief Administrative Officer, or both, the duties, responsibilities and powers specified in these Bylaws with respect to such designation or designations. The Chairman shall preside, when present, at all meetings of the stockholders, the Board of Directors and, if a Chairman of the Executive Committee has not been appointed by the Board, the Executive Committee, unless for purposes of any such meeting, he shall delegate all or some of those duties to the Chairman Pro Tempore, the President, or a Vice Chairman.

     3. President. The President shall have all duties and powers required by law to be exercised by a president of a corporation as such, and, subject to the supervision and direction of, and any limitations imposed by, the Board of Directors, he shall have general executive powers as well as the specific duties and powers conferred by these Bylaws or by the Board of Directors including, without limiting the foregoing, during such periods of time as the President is designated by the Board of Directors as the Chief Executive Officer or as the Chief Administrative Officer, or both, the duties, responsibilities and powers specified in these Bylaws with respect to such designation or designations. In the absence of the Chairman and the Chairman Pro Tempore, the President shall preside at all meetings of the stockholders, the Board of Directors and, if a Chairman of the Executive Committee has not been appointed by the Board, the Executive Committee.

     4. Chief Executive Officer. The Chief Executive Officer shall, by virtue of such designation by the Board of Directors, be the most senior officer of the Corporation, and all other officers and agents of the Corporation shall be subject to his direction. He shall be accountable to the Board of Directors for the fulfillment of his duties and responsibilities and, in the performance and exercise of all his duties, responsibilities and powers, he shall be subject to the supervision and

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direction of, and any limitations imposed by, the Board of Directors. The Chief
Executive Officer shall be responsible for interpretation and required implementation of the policies of the Corporation as determined and specified from time to time by the Board of Directors and he shall be responsible for the general management and direction of the business and affairs of the Corporation. For the purpose of fulfilling his duties and responsibilities, the Chief Executive Officer shall have, subject to these Bylaws and the Board of Directors, plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Corporation and on its behalf, to negotiate and make any agreements, waivers or commitments which do not require the express approval of the Board of Directors; provided, however, that if at any time the Chief Executive Officer is not also the President of the Corporation, he shall not have or exercise any of the powers which are expressly required by law to be exercised by a president of a Corporation as such.

     5. Chief Administrative Officer. The Chief Administrative Officer, by virtue of such designation by the Board of Directors, shall be the second most senior officer of the Corporation, and all officers and agents of the Corporation, except the Chief Executive Officer, shall be subject to his direction. He shall be accountable to the Board of Directors and the Chief Executive Officer for the fulfillment of his duties and responsibilities and, in the performance and exercise of all his duties, responsibilities and powers, he shall be subject to the supervision and direction of, and any limitations imposed by, the Board of Directors, and he shall also be subject to the supervision and direction of the Chief Executive Officer. The Chief Administrative Officer shall have direct supervision of the business, properties and affairs of the Corporation, including the direct supervision of the implementation and execution of such of the policies of the Corporation as are not, from time to time otherwise assigned or delegated by the Board of Directors or the Chief Executive Officer. For the purpose of fulfilling his duties and responsibilities, the Chief Administrative Officer shall have, subject to the Bylaws and to the Board of Directors and the Chief Executive Officer, full and complete authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Corporation and on its behalf, the authority to negotiate and make any agreements, waivers or commitments which do not require the express approval of the Board of Directors; provided, however, that if at any time the Chief Administrative Officer is not also the President of the Corporation, he shall not have or exercise any of the powers which are expressly required by law to be exercised by a president of a corporation as such.

     6. Vice Chairman. Subject to the supervision and direction of, and any limitations imposed by, the Board of Directors, the Vice Chairman shall have general executive powers as well as specific duties and powers conferred by these Bylaws or by the Board of Directors including, without limiting the foregoing, the power to delegate and assign duties, responsibilities and authorities, and, in the name of the Corporation, and on its behalf, to negotiate and make any agreements, waivers or commitments which do not require the express approval of the Board of Directors. The Vice Chairman shall assist in the general management and direction of the business and in the supervision, implementation and execution of policies of the Corporation.

     7. Chairman Pro Tempore. The Chairman Pro Tempore shall have the specific duties and powers conferred by these Bylaws or by the Board of Directors, and, in the absence of the Chairman or at his request, shall preside at all meetings of the stockholders, the Board of Directors and, if a Chairman of the Executive Committee has not been appointed by the Board, the Executive Committee. In the absence or at the request of a Chairman of the Executive Committee appointed by the Board, the Chairman Pro Tempore shall preside at meetings of the Executive Committee.

     8. Vice Presidents. Each Executive Vice President, Senior Vice President or Vice President shall have general executive powers as well as the specific powers conferred by these Bylaws. he shall also have such further powers and duties as may from time to time be conferred upon, or assigned to, him by the Board of Directors, the Chairman, Chief Executive Officer, Vice Chairman, President or Chief Administrative Officer.

     9. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors required by these Bylaws to be given, and shall keep true records of all proceedings thereat. He shall have charge of the corporate seal and shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable, and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. He shall also have such further powers and duties as may from time to time be conferred upon, or assigned to him by the Board of Directors, the Chairman, the Chief

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
Executive Officer, Vice Chairman, President, or Chief Administrative Officer. In the absence of the Secretary, an Assistant Secretary or Secretary Pro Tempore shall perform his duties.

     10. Treasurer. The Treasurer shall have the care and custody of all moneys, funds, and securities of the Corporation. He shall disburse the funds of the Corporation in the manner ordered by the Board of Directors and shall keep full and accurate accounts of receipts and disbursements of the Corporation, He shall, whenever required to do so, render an account of all his transactions as Treasurer to the Board of Directors. He shall perform such other duties as shall be assigned to him by the Board of Directors, the Chairman, Chief Executive Officer, Vice Chairman, President, or Chief Administrative Officer. In the absence of the Treasurer, his duties shall be performed by an Assistant Treasurer, Assistant Comptroller, or by another officer designated by the Board of Directors, the Chairman, or the President.

     11. Additional Officers; Duties and Powers. In addition to the foregoing especially enumerated duties and powers the several officers and agents of the Corporation, whether or not specifically referred to in these Bylaws, shall perform such duties and exercise such powers, in addition to those for which provision is made in these Bylaws, as the Board of Directors or Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

                                    ARTICLE V

                             Committees of the Board

     1. Executive Committee; Constitution, Powers, Vacancies. The Board of Directors may, by affirmative vote of a majority of the whole Board, appoint an Executive Committee, to consist of the Chairman and the President, ex officio, and one (1) or more other directors; and, in like manner, the Board may designate one (1) or more directors as alternate members of the Executive committee who may act int he place and stead of any absent member; and the Board may appoint a chairman of said Committee. The Executive Committee shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, and also including the power, from time to time, to appoint one (1) or more attorneys-in-fact to act for and in representation of the Corporation, either generally or specially, judicially or extrajudicially, and to delegate to any such attorney or attorneys-in-fact all or any of the powers which, in the judgment of the Executive Committee, may be necessary, convenient or suitable for exercise in any country or jurisdiction in the transaction of the business of the Corporation or the defense or enforcement of its rights, even though such powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided, however, that the foregoing shall not be construed as authorizing action by the Executive Committee with respect to any action which by these Bylaws is required to be taken by vote of a specified proportion of the whole Board of Directors, or any other action required by the Bylaws or by the Articles of Incorporation or any amendment thereto, or by statute, to be taken by the Board of Directors, or the stockholders, as such. As far as practicable, members of the Executive Committee and their alternates (if any) shall be appointed at the Organization Meeting of the Board, in each year, and, unless sooner discharged by the Board of Directors, shall hold office until the Organization Meeting of the Board in the next subsequent year and until their respective successors are appointed.

     2. Executive Committee; Meetings. Stated meetings of the Executive Committee, of which no notice shall be necessary, shall be held at such times and at such places as shall be fixed, from time to time, by resolution adopted by the Executive Committee. Special meetings of the Executive Committee may be called by the Chairman or the President, or by the Chairman of the Executive Committee (if he be a person other than the Chairman or the President) or by any other two (2) members of the Executive Committee, at any time. Notice of any special meeting of the Executive Committee may be given in the manner provided in the Bylaws for giving notice of a special meeting of the Board of Directors, but notice of any such meeting need not be given to any member of the Executive Committee if waived by him before or after the meeting, in writing (including telegram, telex, facsimile, or electronic mail) or if he shall be present at the meeting; and any meeting of the Executive Committee shall be a legal meeting, without any notice thereof having been given, if all the members shall be present thereat. A majority of the Executive Committee shall constitute a quorum for the transaction of business; and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. Members of the Executive Committee shall be deemed present at a meeting of such committee, if

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
a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used.

     3. Executive Committee; Records. The Executive Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary to the Executive Committee; or the Committee may, in its discretion, appoint its own secretary.

     4. Standing Committee. The Board of Directors may by affirmative vote of a majority of the whole Board, appoint such standing or special Committees as the Board shall determine. Each such committee shall consist of not less than three (3) members, each of whom, as far as practicable, shall be appointed at the Organization Meeting of the Board, and, unless sooner discharged by the Board of Directors, shall hold office until the Organization Meeting of the Board int he next subsequent year and until their respective successors are appointed. The Board may delegate to each such committee such powers of the Board of Directors in the management of the business and affairs of the Corporation as the Board may deem expedient, subject to the provisions of these Bylaws, the Articles of Incorporation, and applicable statutes, with power to sub-delegate such powers, if the Board deems advisable. Stated meetings of each such committee of which no notice shall be necessary, shall be held at such times and at such places as shall be fixed, from time to time by such committees. Special meetings of each such committee may be called by the Chairman or the President, or by the Chairman of such committee, or by any two
(2) members of each such committee, at any time. Notice of special meetings may be given in the manner provided int he Bylaws for giving notice of a special meeting of the Board of Directors, but notice of any such meeting need not be given to any member if waived by him before or after the meeting in writing (including telegram, telex, facsimile, or electronic mail) or if he shall be present; and any meeting of each such committee shall be legal meetings, without any notice thereof having been given if all the members shall be present thereat. A majority of each such committee shall constitute a quorum for the transaction of business; and the act of a majority of those present at any meeting at which a quorum is present shall be the act of each such committee. Members of each such committee shall be deemed present at a meeting of each committee, if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used.

                                   ARTICLE VI

                          Indemnification of Officers,
                         Directors, Employees and Agents

     1. Permitted Indemnification; Matters Other Than Those by, or in the Right of, this Corporation. This Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a part, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, this Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), judgments, fines, and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of this Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of this Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. Permitted Indemnification; Matters by, or in the Right of, this Corporation. This Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against

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
expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of this Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     3. Mandatory Indemnification Against Expenses. To the extent that a director, officer, employee, or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4.   Determination of Right to Indemnification. Any indemnification under
Section 1 or Section 2 of this Article, unless pursuant to a determination by a court or pursuant to one (1) or more of the methods or procedures provided for in Section 6 of this Article, shall be made by this Corporation only if and to the extent authorized int he specific case, and upon a determination that indemnification of the director, officer, employee, or agent is appropriate in the circumstances and that he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article. Such determination and authorization shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or; (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) if the Board of Directors has omitted to make such determination or authorization, or both, because such quorum cannot be obtained or for any other reason, then by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit, or proceeding.

     5. Advancing Expenses. Expenses (including attorneys' fees), or some part thereof, incurred in defending a civil or criminal action, suit, or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit, or proceeding upon a preliminary determination, following one of the procedures set forth in Section 4 of this Article, that at that time there is reasonable cause to believe that the director, officer, employee, or agent met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article and that indemnification may be appropriate in the circumstances, and upon receipt of any undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he has met said applicable standard of conduct and that it is appropriate that he be indemnified by this Corporation as authorized in this Article.

     6. Other or Further Indemnification. This Corporation shall have the power to make any other or further indemnification of any person, except an indemnification against gross negligence or willful misconduct, under any Bylaw (including, without limitation, any other or further Section or provision of this Article), statute, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Section are cumulative and in addition to, and shall not be deemed as a limitation upon, any other Section of this Article or any other Bylaw of this Corporation.

     7. Retroactive and Prospective Application. Indemnification as provided or permitted in this Article: (a) includes, but is not limited to, cases and circumstances in which a person may be deemed to be a fiduciary or acting in a fiduciary capacity, (b) shall be applicable to acts or omissions which occurred prior to the adoption of this Article, and (c) shall continues as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The repeal or amendment of this Article or of any Section or provisions thereof which would have the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this Article shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right and power of this Corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment.

     8. Liability Insurance. This Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employees, or agent of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against any proceeding, expenses (including attorneys' fees) or liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not this Corporation would have the power to indemnify him against such proceeding, expenses or liability under the provisions of this Article.

     9. Definition of Requested Service. During the time that any Corporation is a subsidiary Corporation of this Corporation, any person who was, is, or becomes a director of such subsidiary Corporation shall be deemed, for the purposes of this Article, to have been, or to be, serving in such capacity at the request of this Corporation. A subsidiary corporation, for said purposes, is one which, under the definition of "control" in the Bank Holding Company act of 1956, as amended, is controlled by this Corporation.

     10.  Additional Conditions and Limitations of Indemnity; Subrogation.

          (a) Notice of Claim of Proceeding. Without limiting the discretion of the Board of Directors or the stockholders of this Corporation in determining whether, in any specific case, indemnification of a specific individual is appropriate, the Board of Directors or the stockholders shall have the right to consider whether such person has given prompt written notice to this Corporation of any claim or proceeding made, initiated or threatened against such person.

          (b) Rights Reserved to Impose Conditions to Indemnification. This Corporation shall have the right to impose, as conditions to any indemnification provided or permitted in this Article, such reasonable requirements and conditions as to the Board of Directors or stockholders may appear appropriate in each specific case and circumstances, including, but not limited to, any one
(1) or more of the following: (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any claim or proceeding shall be counsel mutually agreeable to the person to be indemnified and to this Corporation; (ii) that this Corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified; and (iii) that this Corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to this Corporation.

     11. Limitation of Indemnity Payments. There shall be deducted from the amount which, except for the provisions of this Section, otherwise would be payable by this Corporation (including, but not limited to, the incurring of costs or expenses by this Corporation) pursuant to any indemnification provided ro permitted in this Article, any amount or amounts to which the person to be indemnified is entitled by way of indemnity or payment under any policy or policies of insurance, and any amount or amounts to which the person to be indemnified is entitled by way of indemnification provided by another Corporation, partnership, joint venture, trust, or other enterprise.

                                   ARTICLE VII

                      Emergency Transfer of Responsibility

     1. Emergency Defined. In the event of a national emergency threatening national security or a major disaster declared by the President of the United States or the person performing his functions which directly and severely affects the operations of the Corporation, the officers and employees of this Corporation will continue to conduct the affairs of the Corporation under such guidance from the directors as may be available except as to matters which by law or regulation require specific approval of the Board of Directors and subject to conformance with any applicable laws, regulations, and governmental directives during the emergency.

     2. Officers Pro Tempore. The Board of Directors shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act as a result of said national emergency directly and severely affecting the operations of the Corporation, to delegate and prescribe such officer's powers and duties to any other officer, or to any director.

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
          In the event of a national emergency or a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Corporation by its directors and officers as contemplated by the Bylaws, any two (2) or more available members or alternate members, of the then incumbent Executive committee shall constitute a quorum of such Committee for the full conduct and management of the Corporation in accordance with the provisions of Articles III, IV, and V of the Bylaws. If two (2) members or alternate members, of the Executive Committee cannot be expeditiously located, then three (3) available directors shall constitute the Executive committee for the full conduct and management of the affairs and business of the Corporation until the then remaining Board can be convened. These provisions shall be subject to implementation by resolutions of the Board of Directors passed from time to time, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or the provisions of any such implementary resolutions shall be suspended until it shall be determined by any such interim Executive Committee acting under this Section that it shall be to the advantage of this Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

     3. If, in the event of a national emergency or disaster which directly and severely affects the operations of the Corporation, the Chief Executive officer cannot be located expeditiously or is unable to assume or to continue normal duties, then the authority and duties of the office shall be automatically assumed, without Board of Directors action, in order of title, and subject only to willingness and ability to serve, by the Chief Administrative Officer, Chairman, President, Vice Chairman, Executive Vice President, Senior Vice President, Vice President, Secretary, or their successors in office at the time of the emergency or disaster. Where two (2) or more officers hold equivalent titles and are willing and able to serve, seniority in title controls initial appointment. If, in the same manner the Secretary or Treasurer cannot be located or is unable to assume or continue normal duties, the responsibilities attached thereto, shall, in like manner as described immediately above, be assumed by any Executive Vice President, Senior Vice President, or Vice President. Any officer assuming authority and positions hereunder shall continue to serve until the earlier of his resignation or the elected officer or more senior officer shall become available to perform the duties of the position of Chief Executive Officer, Secretary, or Treasurer.

     4. Certificate of Authority. Anyone dealing with this Corporation may accept a certification by any three (3) officers that a specified individual is acting as Chief Executive Officer, President, Secretary, Treasurer, or Comptroller in accordance with these Bylaws; and that anyone accepting such certification may continue to consider it in force until notified in writing of a change, said notice of change to carry the signature of three (3) officers of the Corporation.

     5. Alternative Locations. In the event of a national emergency or disaster which destroys, demolishes, or renders the Corporation's offices or facilities unserviceable, or which causes, or, in the judgment of the Board of Directors or the Executive Committee, probably will cause, the occupancy or use thereof to be a clear and imminent hazard to personal safety, the Corporation shall temporarily lease or acquire such facilities to carry on its business as may be designated by the Board of Directors. Any temporarily relocated place of business of this Corporation shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                                  ARTICLE VIII

                                  Miscellaneous

     1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     2. Corporate Seal. The Secretary or any Assistant Secretary, or other officer thereunto designated by the Secretary, shall have authority to affix the corporate seal to any document requiring such seal and to attest the same.

     3. Execution of Instruments. All bills, notes, checks, and other instruments for the payment of money, all agreements, indentures, mortgages, deeds, conveyances, transfer, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the

Chairman, Chief Executive Officer, the President, any Vice Chairman, Chief Administrative Officer, Executive Vice President, Senior Vice President or Vice President, the Secretary or the Treasurer. Any such instrument may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such manner and by such other officers, employees or agents of the Corporation as the Board of Directors or Executive Committee may from time to time direct.

     4. Dividends. Dividends shall be declared only at such times and in such amounts as the Board of Directors shall direct.

                                   ARTICLE IX

                                   Amendments

     These Bylaws or any provisions thereof may be amended, altered, or repealed, in any particular, and new Bylaws or provisions, not inconsistent with any provision of law, may be adopted by the stockholders of the Corporation at any meeting of the stockholders or by the Board of Directors, at any meeting thereof, by the affirmative vote of a majority of the whole number of directors, provided, however, that notice of the proposed amendment shall have been mailed or delivered to each such director not less than ten (10) days prior to such meeting, and provided further that the power of the directors to make and alter Bylaws shall be subject to such restrictions upon the exercise of such power as may be expressly imposed by the stockholders in any Bylaws adopted by them from time to time.























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